As filed with the Securities and Exchange Commission on January 11, 2016

Registration No. 333-208861

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Syndax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	32-0162505
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Totten Pond Road, Suite 110

Waltham, Massachusetts 02451

(781) 419-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Briggs W. Morrison, M.D.

Chief Executive Officer

Syndax Pharmaceuticals, Inc.

400 Totten Pond Road, Suite 110

Waltham, Massachusetts 02451

(781) 419-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Jaime L. Chase Hogan Lovells US LLP 4085 Campbell Avenue, Suite 100 Menlo Park, California 94025 (650) 463-4000	John S. Pallies Chief Financial Officer, Treasurer and Secretary Syndax Pharmaceuticals, Inc. 400 Totten Pond Road, Suite 110 Waltham, Massachusetts 02451 (781) 419-1400	Divakar Gupta Joshua A. Kaufman David G. Peinsipp Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Syndax Pharmaceuticals, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (Registration No. 333-208861) (the “Registration Statement”) to file Exhibit 10.36 to the Registration Statement as indicated on the Index to Exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature page to the Registration Statement, the Index to Exhibits and the filed exhibit. Parts I and II are unchanged and have therefore been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, in the Commonwealth of Massachusetts, on this 11th day of January, 2016.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Briggs W. Morrison, M.D. Briggs W. Morrison, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2016

/s/ John S. Pallies John S. Pallies	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	January 11, 2016

* Dennis G. Podlesak	Chairman of the Board	January 11, 2016

* Henry Chen	Director	January 11, 2016

* Fabrice Egros, Ph.D.	Director	January 11, 2016

* Luke Evnin, Ph.D.	Director	January 11, 2016

* Kim P. Kamdar, Ph.D.	Director	January 11, 2016

* Ivor Royston, M.D.	Director	January 11, 2016

* Richard P. Shea	Director	January 11, 2016

* George W. Sledge Jr., M.D.	Director	January 11, 2016

*By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D. Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1#	Form of Underwriting Agreement.

3.1#	Thirteenth Amended and Restated Certificate of Incorporation, as currently in effect.

3.2#	Bylaws, as currently in effect.

3.3#	Amended and Restated Certificate of Incorporation to be in effect immediately prior to the completion of this offering.

3.4#	Amended and Restated Bylaws to be in effect immediately prior to the completion of this offering.

4.1#	Specimen Common Stock Certificate.

4.2#	Form of Warrant to purchase Common Stock issued pursuant to the Warrant Agreement by and between the company and Bayer Schering Pharma AG, dated as of March 26, 2007.

5.1*	Opinion of Hogan Lovells US LLP.

10.1#	Third Amended and Restated Investors’ Rights Agreement by and among the company and the parties thereto, dated as of August 21, 2015.

10.2#	Warrant Agreement by and between the company and Bayer Schering Pharma AG, dated as of March 26, 2007.

10.3+#	2007 Stock Plan.

10.4+#	2007 Stock Plan Amendment, dated as of March 8, 2013.

10.5+#	2007 Stock Plan Amendment, dated as of July 10, 2013.

10.6+#	2007 Stock Plan Amendment, dated as of January 23, 2014.

10.7+#	2007 Stock Plan Amendment, dated as of December 17, 2014.

10.8+#	2007 Stock Plan Amendment, dated as of May 28, 2015.

10.9+#	2007 Stock Plan Amendment, dated as of August 20, 2015.

10.10+#	Form of Incentive Stock Option Agreement under 2007 Stock Plan.

10.11+#	Form of Non-Statutory Stock Option Agreement under 2007 Stock Plan.

10.12+#	2015 Omnibus Incentive Plan.

10.13+#	Form of Incentive Stock Option Agreement under 2015 Omnibus Incentive Plan.

10.14+#	Form of Non-Qualified Option Agreement under 2015 Omnibus Incentive Plan.

10.15+#	2015 Employee Stock Purchase Plan.

10.16+#	Executive Employment Agreement by and between the company and Briggs W. Morrison, M.D., dated as of September 30, 2015.

10.17+#	Executive Employment Agreement by and between the company and Michael A. Metzger, dated as of September 30, 2015.

10.18+#	Executive Employment Agreement by and between the Company and Michael L. Meyers, M.D., Ph.D., dated as of October 1, 2015.

10.19+#	Offer Letter by and between the company and Arlene Morris, dated as of March 18, 2012.

Exhibit Number	Exhibit Description

10.20+#	General Release and Post-Separation Consulting Agreement by and between the company and Arlene Morris, dated May 13, 2015.

10.21+#	Form of Indemnification Agreement by and between the company and each of its directors and officers.

10.22†#	License, Development and Commercialization Agreement by and between the company and Bayer Schering Pharma AG, dated as of March 26, 2007.

10.23†#	First Amendment to the License, Development and Commercialization Agreement by and between the company and Bayer Pharma AG, dated as of October 13, 2012.

10.24#	Second Amendment to the License, Development and Commercialization Agreement by and between the company and Bayer Pharma AG, dated as of February 1, 2013.

10.25†#	Third Amendment to the License, Development and Commercialization Agreement by and between the company and Bayer Pharma AG, dated as of October 9, 2013.

10.26†#	Letter Agreement by and between the company and Bayer Pharma AG, dated as of September 18, 2014.

10.27†#	Clinical Trial Agreement by and between the company and Eastern Cooperative Oncology Group, dated as of March 14, 2014.

10.28†#	Amendment No. 1 to Clinical Trial Agreement by and between the company and ECOG-ACRIN Cancer Research Group, dated as of January 30, 2015.

10.29#	Loan and Security Agreement by and among the company, Solar Capital Ltd. and the Lenders listed therein, dated as of June 13, 2014.

10.30#	First Amendment to Loan and Security Agreement by and among the company, Solar Capital Ltd. and the Lenders listed therein, dated as of September 25, 2014.

10.31#	Second Amendment to Loan and Security Agreement by and among the company, Solar Capital Ltd. and the Lenders listed therein, dated as of December 31, 2014.

10.32†#	Clinical Trial Collaboration and Supply Agreement by and between the company and MSD International GmbH, dated as of March 27, 2015.

10.33†#	License, Development and Commercialization Agreement by and between the company and Kyowa Hakko Kirin Co., Ltd., dated December 19, 2014.

10.34†#	Side Letter by and between the company and Kyowa Hakko Kirin Co., Ltd., dated December 19, 2014.

10.35†#	Combination Study Collaboration Agreement by and between the company and Genentech, Inc. dated August 24, 2015.

10.36†	Clinical Trial Collaboration and Supply Agreement by and between the company, Pfizer Inc. and Ares Trading S.A., dated as of December 31, 2015.

21.1#	Subsidiaries of the company.

23.1#	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1#	Power of Attorney (included on the signature page to this registration statement).

*	To be filed by amendment.
+	Indicates a management contract or compensatory plan.
†

Registrant has requested confidential treatment for certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the Securities and Exchange Commission.

#	Previously filed.